UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2018
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 19, 2018, VICI Properties Inc. (the “Company”) and VICI Properties L.P. (the “Operating Partnership”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc. and Nomura Securities International, Inc. (each, individually, a “Manager” and together, the “Managers”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $750,000,000 of its common stock, $0.01 par value per share (the “Common Stock”), through the Managers. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2018, and the accompanying base prospectus dated October 1, 2018, forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-227641) filed with the SEC on October 1, 2018. Sales of the Common Stock, if any, made pursuant to the Equity Distribution Agreement may be sold in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed between the Company and the applicable Manager. Each Manager will be entitled to compensation that will not exceed 2.0% of the gross sales price of all shares of Common Stock sold through it as sales agent under the Equity Distribution Agreement. The Company intends to contribute any net proceeds from the offering to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital, the repayment of indebtedness and other general business purposes.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Equity Distribution Agreement and also agreed to indemnify the Managers against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Equity Distribution Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of Equity Distribution Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On December 19, 2018, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Stock to be issued pursuant to the Equity Distribution Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
1.1
Equity Distribution Agreement, dated December 19, 2018, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc. and Nomura Securities International, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: December 19, 2018	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary